Exhibit 10.38

AMENDED AND RESTATED
GUARANTEE AGREEMENT

AMENDED AND RESTATED GUARANTEE AGREEMENT, dated as of October 7, 2008 (as amended, restated, supplemented, or otherwise modified from time to time, this “Guarantee”), made by NORTHSTAR REALTY FINANCE CORP., a Maryland corporation, having its principal place of business at 399 Park Avenue, 18th Floor, New York, New York  10022 (the “Guarantor”), in favor of the Buyer referred to below.

RECITALS

Pursuant to that certain Master Repurchase Agreement, dated as of August 8, 2007 (as amended, supplemented or otherwise modified from time to time, the “Existing Repurchase Agreement”), among JP Morgan Chase Bank, N.A. (as the “Buyer”) and NRFC JP HOLDINGS, LLC (the “Seller”), the Seller has agreed to sell, from time to time, to the Buyer certain Senior Mortgage Loans, Construction Loans, B-Notes/Junior Interests, Mezzanine Loans, Condo Conversion Loans, CMBS, CRE CDO and Land Loans, each as defined in the Existing Repurchase Agreement (collectively, the “Purchased Assets”), upon the terms and subject to the conditions as set forth therein.  Pursuant to the terms of that certain Custodial Agreement dated August 8, 2007 (the “Custodial Agreement”) by and between the Buyer, the Seller and Wells Fargo Bank, N.A. (the “Custodian”), the Custodian is required to take possession of the Purchased Assets, along with certain other documents specified in the Custodial Agreement, as the Custodian of the Buyer and any future purchaser, on several delivery dates, in accordance with the terms and conditions of the Custodial Agreement.  The Existing Repurchase Agreement, the Custodial Agreement, this Guarantee and any other agreements executed in connection with the Repurchase Agreement and the Custodial Agreement shall be referred to herein as the “Governing Agreements”.

In connection with the Existing Repurchase Agreement, the Guarantor entered into in favor of the Buyer that certain Guarantee Agreement, dated as of August 8, 2007 (the “Existing Guarantee”).  The Existing Repurchase Agreement is being amended by that certain Amendment No. 1 to Master Repurchase Agreement, of even date herewith (“Repurchase Agreement”).

It is a condition precedent to the purchasing by the Buyer of the Purchased Assets pursuant to the Repurchase Agreement that the Guarantor shall have executed and delivered this Guarantee with respect to the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following: (a) all payment obligations owing by the Seller to the Buyer under or in connection with the Repurchase Agreement and any other Governing Agreements; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Buyer in the enforcement of any of the foregoing or any obligation of the Guarantor hereunder; and (d) any other obligations of the Seller with respect to the Buyer under each of the Governing Agreements (collectively, the “Obligations”).

NOW, THEREFORE, in consideration of the foregoing, to induce the Buyer to enter into the Governing Agreements and to enter into the transactions contemplated thereunder, the Guarantor hereby agrees with the Buyer, as follows:

1.             Defined Terms.  Unless otherwise defined herein, terms which are defined in the Repurchase Agreement and used herein are so used as so defined.

2.             Guarantee.  (a)  The Guarantor hereby unconditionally and irrevocably guarantees to the Buyer the prompt and complete payment and performance of the Obligations by the Seller when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, and agrees to indemnify and hold harmless the Buyer from any and all claims, damages, losses, liabilities, costs and expenses that may be incurred by or asserted or awarded against the Buyer, in each case relating to or arising out of the Obligations, as the case may be.

(b)           The Guarantor further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Buyer in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee.  This Guarantee shall remain in full force and effect until the later of (i) the date upon which the Obligations are paid in full and (ii) the termination of the Repurchase Agreement, notwithstanding that from time to time prior thereto the Seller may be free from any Obligations.

(c)           No payment or payments made by the Seller or any other Person or received or collected by the Buyer from the Seller or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments, remain liable for the amount of the Obligations under this Agreement until the Obligations are paid in full.

(d)           The Guarantor agrees that whenever, at any time, or from time to time, the Guarantor shall make any payment to the Buyer on account of any liability hereunder, the Guarantor will notify the Buyer in writing that such payment is made under this Guarantee for such purpose.

3.             Subrogation.  Upon making any payment hereunder, the Guarantor shall be subrogated to the rights of the Buyer against the Seller and any collateral for any Obligations with respect to such payment; provided, that Guarantor shall not seek to enforce any right or receive any payment by way of subrogation until all amounts due and payable by the Seller to the Buyer under the Governing Agreements or any related documents have been paid in full; provided, further, that such subrogation rights shall be subordinate in all respects to all amounts owing to the Buyer under the Governing Agreements.

4.             Amendments, etc. with Respect to the Obligations.  The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Buyer may be rescinded by the Buyer and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Buyer, and any Governing Agreement and any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Buyer may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Buyer for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.  The Buyer shall have no obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto.  When making any demand hereunder against the Guarantor, the Buyer may, but shall be under no obligation to, make a similar demand on the Seller or any other Person, and any failure by the Buyer to make any such demand or to collect any payments from the Seller or any such other Person or any release of the Seller or such other Person shall not relieve the Guarantor of its Obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Buyer against the Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

5.             Guarantee Absolute and Unconditional.  (a)  The Guarantor hereby agrees that its obligations under this Guarantee constitute a guarantee of payment when due and not of collection.  The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Buyer upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee; and all dealings between the Seller or the Guarantor, on the one hand, and the Buyer, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee.  The Guarantor waives promptness, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Seller or the Guarantee with respect to the Obligations.  This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity, regularity or enforceability of any agreement, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Buyer, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Seller against the Buyer, (iii) any requirement that the Buyer exhaust any right to take any action against the Seller or any other Person prior to or contemporaneously with proceeding to exercise any right against the Guarantor under this Guarantee or (iv) any other circumstance whatsoever (with or without notice to or knowledge of the Seller or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Seller for the Obligations or of the Guarantor under this Guarantee, in bankruptcy or in any other instance.  When pursuing its rights and remedies hereunder against the Guarantor, the Buyer may, but shall be under no obligation, to pursue such rights and remedies that the Buyer may have against the Seller or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Buyer to pursue such other rights or remedies or to collect any payments from the Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Buyer against the Guarantor.  This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and its respective successors and assigns thereof, and shall inure to the benefit of the Buyer, and its respective successors, endorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment in full, notwithstanding that from time to time during the term of the Governing Agreements the Seller may be free from any Obligations.

(b)           Without limiting the generality of the foregoing, the Guarantor hereby agrees, acknowledges, and represents and warrants to the Buyer as follows:

(i)            The Guarantor hereby waives any defense arising by reason of, and any and all right to assert against the Buyer any claim or defense based upon, an election of remedies by the Buyer which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes the Guarantor’s subrogation rights, rights to proceed against the Seller, or any other guarantor for reimbursement or contribution, and/or any other rights of the Guarantor to proceed against the Seller against any other guarantor, or against any other person or security.

(ii)           The Guarantor is presently informed of the financial condition of the Seller and of all other circumstances which diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations.  The Guarantor hereby covenants that it will make its own investigation and will continue to keep itself informed about the Seller’s financial condition, the status of other guarantors, if any, of all other circumstances which bear upon the risk of nonpayment and that it will continue to rely upon sources other than the Buyer for such information and will not rely upon the Buyer for any such information.  Absent a written request for such information by the Guarantor to the Buyer, the Guarantor hereby waives the right, if any, to require the Buyer to disclose to Guarantor any information which the Buyer may now or hereafter acquire concerning such condition or circumstances including, but not limited to, the release of or revocation by any other guarantor.

(iii)          The Guarantor has independently reviewed the Governing Agreements and related agreements and has made an independent determination as to the validity and enforceability thereof, and in executing and delivering this Guarantee to the Buyer, the Guarantor is not in any manner relying upon the validity, and/or enforceability, and/or attachment, and/or perfection of any liens or security interests of any kind or nature granted by the Seller or any other guarantor to the Buyer, now or at any time and from time to time in the future.

6.             Reinstatement.  This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Seller or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Seller or any substantial part of the Seller’s property, or otherwise, all as though such payments had not been made.

7.             Payments.  The Guarantor hereby agrees that the Obligations will be paid to the Buyer without set-off or counterclaim in U.S. Dollars at the address specified in writing by the Buyer.

8.             Representations and Warranties.  The Guarantor represents and warrants that:

(a)           The Guarantor has the legal capacity and the legal right to execute and deliver this Guarantee and to perform its obligations hereunder;

(b)           no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person (including, without limitation, any creditor of the Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee;

(c)           this Guarantee has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in proceedings in equity or at law);

(d)           the execution, delivery and performance of this Guarantee will not violate any law, treaty, rule or regulation or determination of an arbitrator, a court or other governmental authority, applicable to or binding upon the Guarantor or any of its property or to which the Guarantor or any of its property is subject (“Requirement of Law”), or any provision of any security issued by the Guarantor or of any agreement, instrument or other undertaking to which the Guarantor is a party or by which it or any of its property is bound (“Contractual Obligation”), and will not result in or require the creation or imposition of any lien on any of the properties or revenues of the Guarantor pursuant to any Requirement of Law or Contractual Obligation of the Guarantor;

(e)           no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Guarantor, threatened by or against the Guarantor or against any of the Guarantor’s properties or revenues with respect to this Guarantee or any of the transactions contemplated hereby; and

(f)            except as disclosed in writing to the Buyer prior to the date hereof, the Guarantor has filed or caused to be filed all tax returns which, to the knowledge of the Guarantor, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against him or any of the Guarantor’s property and all other taxes, fees or other charges imposed on him or any of the Guarantor’s property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings); no tax lien has been filed, and, to the knowledge of the Guarantor, no claim is being asserted, with respect to any such tax, fee or other charge.

The Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Guarantor on the date of each Transaction under the Repurchase Agreement, on and as of such date of the Transaction, as though made hereunder on and as of such date.

9.             Severability.  Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.           Paragraph Headings.  The paragraph headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

11.           No Waiver; Cumulative Remedies.  The Buyer shall not by any act (except by a written instrument pursuant to paragraph 13 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or event of default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Buyer, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Buyer of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Buyer would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

12.           Waivers and Amendments; Successors and Assigns; Governing Law.  None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Buyer.  This Guarantee shall be binding upon the heirs, personal representatives, successors and assigns of the Guarantor and shall inure to the benefit of the Buyer, and their respective successors and assigns.  THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

13.           Notices.  Notices by the Buyer to the Guarantor may be given by mail, or by telecopy transmission, addressed to the Guarantor at the address or transmission number set forth under its signature below and shall be effective (a) in the case of mail, five days after deposit in the postal system, first class certified mail and postage pre-paid, (b) one Business Day following timely delivery to a nationally recognized overnight courier service for next Business Day delivery and (c) in the case of telecopy transmissions, when sent, transmission electronically confirmed.

14.           SUBMISSION TO JURISDICTION; WAIVERS.  THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A)          SUBMITS FOR THE GUARANTOR’S PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND THE OTHER LOAN DOCUMENTS TO WHICH THE GUARANTOR IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B)           CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT GUARANTOR MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C)           AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE GUARANTOR AT ITS ADDRESS SET FORTH UNDER THE GUARANTOR’S SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE BUYER SHALL HAVE BEEN NOTIFIED; AND

(D)          AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

15.           Integration.  This Guarantee represents the agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by the Buyer relative to the subject matter hereof not reflected herein.

16.           Acknowledgments.  The Guarantor hereby acknowledges that:

(a)           the Guarantor has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the related documents;

(b)           the Buyer has no fiduciary relationship to the Guarantor, and the relationship between the Buyer and the Guarantor is solely that of surety and creditor; and

(c)           no joint venture exists between or among any of the Buyer, the Guarantor and the Seller.

17.           Amendment and Restatement.  The Existing Guarantee is amended, restated and superceded in its entirety by this Guarantee.  The Guarantor confirms and agrees that it has no, and it hereby waives all, defenses, rights of setoff, claims, counterclaims or causes of action of any kind or description against Buyer arising under or in respect of the Existing Guarantee or any related document and the Guarantor hereby confirms, as of the date hereof, that Buyer is in full compliance with all of its undertakings and obligations under the Governing Agreements.

18.           WAIVERS OF JURY TRIAL.  EACH OF THE GUARANTOR AND THE BUYER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY RELATED DOCUMENT AND FOR ANY COUNTERCLAIM HEREIN OR THEREIN.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned has caused this Guarantee Agreement to be duly executed and delivered as of the date first above written.

NORTHSTAR REALTY FINANCE CORP.

By:	/s/ Albert Tylis
Name: Albert Tylis
	Title:	Executive Vice President, General Counsel & Secretary